Exhibit 10.84

BIORESTORATIVE THERAPIES, INC.

OCTOBER 9, 2015

PROMISSORY NOTE

DUE DECEMBER 9, 2015

BIORESTORATIVE THERAPIES, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to WESTBURY FCR, INC., a Florida corporation (the “Holder”), on December 9, 2015 (the “Maturity Date’), the principal sum of ONE HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS (US $150,000) and to pay interest on the principal amount from time to time remaining unpaid at the rate of ten percent (10%) per annum through the Maturity Date. The said principal and interest shall be payable in lawful money of the United States of America at 824 Fifth Avenue South #106, Naples, Florida 34102, or at such other place as may hereinafter be designated by written notice from the Holder to the Company.

1. Registered Owner. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the provisions hereof, the registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof, upon its registration as owner of this Note, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices together with the Note Assignment Form attached hereto duly executed. In case of transfers by operation of law, the transferee shall notify the Company of such transfer and of its address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

2. Prepayment Right. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal amount of this Note, without penalty or premium, provided that, concurrently with any prepayment of the principal amount, the Company shall pay interest on the principal amount prepaid to the date of such prepayment.

3. Prepayment Obligation. In the event that, prior to the Maturity Date, the Company receives any proceeds from a public equity offering or monies in payment of an accounts receivable, then, the Company shall be obligated to prepay the principal amount of this Note on a dollar-for-dollar basis to the extent of such monies so received, but not to exceed the outstanding principal balance of this Note. In the event the entire outstanding principal balance of this Note is so prepaid, any monies so received in excess of that required to pay the remaining principal balance shall be applied to the Company’s interest obligation hereunder.

4. Events of Default. If the Company shall (i) fail to make any payment due hereunder and such failure shall continue unremedied for a period of fifteen (15) days following receipt of written notice thereof from the Holder; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (vi) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (vii) apply for or consent to the appointment of a receiver, trustee or liquidator for all or substantially all of its assets; or (viii) have an involuntary case commenced against it under any bankruptcy law, which case is not dismissed or stayed within sixty (60) days (each an “Event of Default”), then, at any time thereafter and unless such Event of Default shall have been cured or shall have been waived in writing by the Holder, the Holder may, by written notice to the Company, declare the entire unpaid principal amount of this Note then outstanding, together with accrued interest thereon, to be forthwith due and payable, whereupon the same shall become forthwith due and payable.

5. Default Interest. If the Company shall fail to pay when due all or any portion of the principal amount hereof, any such unpaid amount shall bear interest for each day from the date it was so due until paid in full at the rate of eighteen percent (18%) per annum. Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

6. Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, excluding choice of law rules thereof.

7. Notices. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

If to the Holder:

Westbury FCR, Inc.

824 Fifth Avenue South #106

Naples, Florida 34102

Attn: David N. Sexton, President

If to the Company:

40 Marcus Drive, Suite One

Melville, New York 11747

Attn: President

Facsimile No.: (631) 760-8414

With a copy to

Certilman Balin Adler & Hyman, LLP

90 Merrick Avenue

East Meadow, New York 11554

Attn: Fred Skolnik, Esq.

Facsimile No.: (516) 296-7111

or at such other address as the Holder or the Company shall designate by notice to the other given in accordance with this Section 7.

8. Collateral. The indebtedness evidenced by this Note shall be secured by a security agreement granting an interest in and to that certain United States Patent No. US 9,133,438, issued by the United States Patent and Trademark Office (the “PTO”) to the Company on September 15, 2015 with regard to “Brown Fat Cell Composition and Methods” (the “Security Agreement”). The Note, Security Agreement, Patent Assignment, UCC1 Financing Statement, and any other instruments or documents that evidence or secure the indebtedness under this Note are herein collectively called the “Loan Documents”, and the terms of all Loan Documents are incorporated into this Note by reference. The Company agrees to execute all necessary documents, including the Security Agreement, to enforce the terms of this Note.

9. Waivers. The Company hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor, and expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of the time of, or for the payment of said principal or interest, or any change or changes in the amount or amounts agreed to be paid under or by virtue of the obligation to pay provided for in this Note, or any change or changes by way of release or surrender or substitution of any collateral held as security for this Note, and waive all and every kind of notice of such extension or extensions, change or changes, and agree that the same may be made without the joinder of the Company.

10. WAIVER OF JURY TRIAL. THE COMPANY AND THE HOLDER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE AND ANY DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR THE HOLDER. THIS PROVISION IS MATERIAL INDUCEMENT FOR THE HOLDER ENTERING INTO THIS LOAN.

11. Miscellaneous. This Note evidences the entire obligation of the Company with respect to the payment of the principal amount and interest and the other matters provided for herein. No provision of this Note may be modified except by an instrument in writing signed by the Company and the Holder. Payment of principal and interest due under this Note prior to the Maturity Date or the final prepayment date, as the case may be, shall be made to the registered Holder of this Note. Payment of principal and interest due on the Maturity Date or the final prepayment date, as the case may be, shall be made to the registered Holder of this contemporaneous with and upon presentation of this Note for payment. No interest shall be due on this Note for such period of time that may elapse between the Maturity Date or the final prepayment date, as the case may be, and its presentation for payment.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

BIORESTORATIVE THERAPIES, INC.

By:
Mark Weinreb, President

BIORESTORATIVE THERAPIES, INC.

PROMISSORY NOTE

DUE DECEMBER 9, 2015

NOTE ASSIGNMENT FORM

FOR VALUE RECEIVED

The undersigned _____________________________ (please print or typewrite name of assignor) hereby sells, assigns and transfers unto

(please print or typewrite name, address and social security or taxpayer identification number, if any, of assignee) the within Promissory Note of BioRestorative Therapies, Inc., dated October 9, 2015, in the original principal amount of US$150,000 and hereby authorizes the Company to transfer this Note on its books.

If the Holder is an individual:	If the Holder is not an individual:

Name(s) of Holder	Name of Holder

By
Signature of Holder	Signature of Authorized Representative

Signature, if jointly held	Name and Title of Authorized
Representative

Date	Date

(Signature(s) guaranteed)